SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 30, 1998


                            Uroplasty, Inc.
            (Exact name of registrant as specified in its charter)


Minnesota                    000-20989            41-1719250
(State or other juris-	  	   (Commission File   		(IRS Employer
diction of incorporation)	   Number)              Identification No.)

2718 Summer Street N.E., Minneapolis, Minnesota   55413
(Address of principal executive offices)          (Zip Code)

Registrant`s telephone number, including area code:	(612) 378-1180

Not applicable
(Former name or former address, if changed since last report)




Item 5.    Other Events.


Uroplasty, Inc., Minneapolis, Minnesota, announced today that it proposes to make a private placement of its common stock for a period of up to 60 days commencing in late April or early May 1998. Uroplasty, Inc. will seek to raise in this private placement up to approximately $4,000,000 in gross proceeds.

The securities are being offered pursuant to an exemption from registration and contain certain registration rights. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UROPLASTY, INC.

Dated: March 30, 1998                     By: /s/ Daniel G. Holman
                                          Daniel G. Holman, President, CEO